Exhibit 10.27

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT

dated as of December 21, 2017

to the

Grain Bin Lease Agreement

dated as of June 1, 2015

between

Agri-Energy, LLC

and

FCStone Merchant Services, LLC

(each a “Party” and collectively, the “Parties”)

The Parties have previously entered into that certain Grain Bin Lease Agreement dated as of June 1, 2015, as amended and supplemented from time to time (the “Agreement”).  The Parties have now agreed to amend the Agreement by the terms of this First Amendment (the “Amendment”).  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Agreement.

A.AMENDMENTS

1)	Section 1, “1. Storage and Delivery of Grain.” is hereby amended by being replaced in its entirety by the following:

“1. Storage and Delivery of Grain. By signing this Agreement, FCStone agrees to lease grain bins, noted in the attached Exhibit A, from the Company sufficient to store 700,000 bushels of grain and more fully described as bins situated on the real property of the Company located at 502 South Walnut Ave, Luverne, MN 56156 (the “Leased Bins”) at the Company Plant during the term of this Agreement. The Company, in consideration of the execution of this Agreement agrees to have the Leased Bins available for FCStone’s use. FCStone shall deliver Subject Feedstock to the Company Plant pursuant to the terms of that certain Price Risk Management, Origination and Merchandising Agreement (the “Origination Agreement”) previously executed between the Parties.  Title to the Subject Feedstock shall remain with FCStone at all times while the Subject Feedstock is stored in the Leased Bins. All Subject Feedstock stored in the Leased Bins shall be for the exclusive use of the Company, unless: (1) this Agreement or the Origination Agreement is terminated by FCStone in accordance with their respective terms, or (2) Company is in material breach or default of this Agreement or the Origination Agreement (subject to applicable cure periods).”

2)	Section 3, “3. Fees and Rents.” is hereby amended and replaced in its entirety by the following:

“3. Fees and Rents. FCStone shall pay the Company [**] per year to lease the Leased Bins.  FCStone’s rent obligation will become in advance on the first Monday of each January, provided that FCStone may net such rent payments out of amounts otherwise owed between the parties pursuant to the Origination Agreement, as more fully set forth in the Origination Agreement.”

3)	Section 4, “4. Receiving.” is hereby amended and replaced in its entirety by the following:

“4. Receiving.  Company will staff and operate the Leased Bins and corn receiving, including the use of the scales and corn testing equipment.  For avoidance of doubt, upon termination or default of this Agreement or the Origination Agreement for any reason, Company will continue to staff and operate the Leased Bins until any grain owned by FCStone is unloaded from the Leased Bins.”

4)	Section 8, “8. Insurance.” is hereby amended and replaced in its entirety by the following:

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

“8. Insurance. Company shall maintain insurance in accordance with the Origination Agreement.”

B.REPRESENTATIONS

Each Party represents to the other Party in respect of the Agreement, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

C.MISCELLANEOUS

1) Entire Agreement; Restatement

(i) This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii) Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

D.CONFLICTS

For any conflict between the terms of this Amendment and any term of the Agreement, this Amendment shall govern.

E.COUNTERPARTS

This Amendment may be executed and delivered in counterparts (including by facsimile or email transmission), each of which will be deemed an original.

F.HEADINGS

The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

G.GOVERNING LAW

This Amendment will be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-laws rules thereof.

[Signature Page Follows]

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

Agri-Energy, LLCFCStone Merchant Services, LLC

By: /s/ Christopher Ryan_______________By: /s/ Ryan McNearney___________________

Name: Christopher M. RyanName:  Ryan McNearney

Title: PresidentTitle:  VP, Legal & Business Affairs

Date: December 26, 2017Date:  December 26, 2017

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

Exhibit A

Site map identifying leased bins in orange color.  See attached.

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.